SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

   |_|  Preliminary Proxy Statement

   |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   |_|  Definitive Proxy Statement

   |X|  Definitive Additional Materials

   |_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               DIME BANCORP, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X| No fee required.

   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:


   |_| Fee paid previously with preliminary materials.

   |_| Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

   (2) Form, Schedule or Registration Statement no.:

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   (4) Date Filed:

                                   [DIME LOGO]

                               DIME BANCORP, INC.

                                589 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017

            NOTICE OF POSTPONEMENT OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF DIME BANCORP, INC.:

         NOTICE IS HEREBY GIVEN that the special meeting of Dime stockholders, originally scheduled to be held on March 15, 2000, has been rescheduled for March 24, 2000. The meeting will be held at 2:00 p.m. (on March 24th) at Chelsea Piers, Pier 60, 23rd and Hudson River, New York, New York 10011. We are postponing the special meeting to provide additional time for the dissemination of information about recent developments.

         The sole purpose of the special meeting is to vote on the merger agreement with Hudson United Bancorp. We describe the special meeting, the merger agreement and related matters in the February 9th proxy statement/ prospectus we previously sent to you. You also should have received a March 7th supplement from us.

         Only Dime stockholders of record at the close of business on February 4, 2000 are entitled to receive notice of and to vote at the special meeting or any adjournments or postponements thereof. In order for the merger agreement to be adopted, a majority of the shares of Dime stock outstanding on the record date must be voted in favor of the merger agreement. THEREFORE, YOUR VOTE IS VERY IMPORTANT.

         All Dime stockholders are cordially invited to attend the special meeting. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY CARD INCLUDED WITH EITHER OUR FEBRUARY 9TH PROXY STATEMENT/PROSPECTUS OR OUR MARCH 7TH SUPPLEMENT. This will not prevent you from voting in person.

                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      /s/ Gene C. Brooks

                                      Gene C. Brooks
                                      Corporate Secretary

March 13, 2000

         DIME'S BOARD OF DIRECTORS RECOMMENDS THAT DIME STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

         Investors are urged to read Dime and Hudson's proxy statement/ prospectus, and any amendments or supplements when they become available, as well as any solicitation/recommendation statement that may be filed by Dime, because they contain important information. Each of these documents has been or will be filed with the SEC and investors may obtain a free copy of them at the SEC's Internet web site at www.sec.gov. These documents may also be obtained for free from Dime by directing such request to: Dime Bancorp, Inc., Investor Relations Dept., 589 Fifth Avenue, New York, New York, telephone: (212) 326-6170.